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                                                                    Exhibit 3.13

                            ARTICLES OF INCORPORATION
                                       OF
                           AAP ACQUISITION CORPORATION

     The undersigned, acting as incorporator of the captioned corporation under the Florida Business Corporation Act, adopts the following Articles of
Incorporation:

                                    ARTICLE I

                       Corporate Name and Principal Office
                       -----------------------------------

     The name of this corporation is AAP Acquisition Corporation and its principal office and mailing address is 220 South Franklin Street, Tampa, FL 33602.

                                   ARTICLE II

                       Commencement of Corporate Existence
                       -----------------------------------

     The corporation shall come into existence on July 31, 2001.

                                   ARTICLE III

                           General Nature of Business
                           --------------------------

     The corporation may transact any lawful business for which corporations may be incorporated under Florida law.

                                   ARTICLE IV

                                  Capital Stock
                                  -------------

     The aggregate number of shares of stock authorized to be issued by this corporation shall be 100,000 shares of common stock, each with a par value of $.01. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the common stock, as well as in the net assets of the corporation upon liquidation or dissolution.


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                                    ARTICLE V

                       Initial Registered Office and Agent
                       -----------------------------------

     The street address of the initial registered office of the corporation shall be 220 South Franklin Street, Tampa, Florida 33602, and the initial registered agent of the corporation at such address is Richard B. Hadlow.


                                   ARTICLE VI

                                  Incorporator
                                  ------------

     The name and address of the corporation's incorporator is:

           Name                               Address
           ----                               -------
           Barbara A. Rowe                    220 South Franklin Street
                                              Tampa, Florida 33602

                                   ARTICLE VII

                                     By-Laws
                                     -------

     The power to adopt, alter, amend or repeal by-laws of this corporation shall be vested in its shareholders and separately in its Board of Directors, as prescribed by the by-laws of the corporation.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

         If in the judgment of a majority of the entire Board of Directors, (excluding from such majority any director under consideration for indemnification), the criteria set forth in ss.607.0850(l) or (2), Florida Statutes, as then in effect, have been met, then the corporation shall indemnify any director, officer, employee or agent thereof, whether current or former, together with his or her personal representatives, devisees or heirs, in the manner and to the extent contemplated by ss.607.0850, as then in effect, or by any successor law thereto.

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         IN WITNESS WHEREOF, the undersigned has executed these Articles this
31st day of July 2001.

                                           /s/ Barbara A. Rowe           (SEAL)
                                           ------------------------------
                                           Barbara A. Rowe

                             CERTIFICATE DESIGNATING
                                REGISTERED AGENT
                                ----------------

     Pursuant to the provisions of ss.ss.48.091 and 607.0501, Florida Statutes, AAP Acquisition Corporation, desiring to organize under the laws of the State of Florida, hereby designates Richard B. Hadlow, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such State and designates 220 South Franklin Street, Tampa, Florida 33602, the business office of its Registered Agent, as its Registered Office.

                                             AAP ACQUISITION CORPORATION


                                             By   /s/ Barbara A. Rowe
                                                  ------------------------------
                                                  Barbara A. Rowe, Incorporator


                                 ACKNOWLEDGMENT
                                 --------------

     I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act as such in accordance with the provisions of ss.ss.48.091 and 607.0505, Florida Statutes.

                                             /s/ Richard B. Hadlow
                                             ----------------------------------
                                             Richard B. Hadlow

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